EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to Rule 13a-14(b)/15d-14(b) and Section 1350

I, Stuart D. Marvin, Principal Financial Officer of Accredited Home Lenders Holding Co. (the “Registrant”), do hereby certify in accordance with Rule 13a-14(b)/15d-14(b) and Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 9, 2006	By:	/s/ STUART D. MARVIN
Stuart D. Marvin Executive Vice President and Secretary